SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2005 (October 4, 2005)

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 on Form 8-K/A to the Aleris International, Inc. (“Aleris”) Current Report on Form 8-K originally filed on October 4, 2005, is being filed solely to provide historical financial statements of ALSCO Holdings, Inc. (“ALSCO”) and pro forma financial information related to the acquisition of ALSCO, all as required by item 9.01 of Form 8-K.

Article 3-05 of Regulation S-X requires that we file historical audited financial statements of ALSCO covering at least 33 months by December 19, 2005. Such historical audited financial statements are only available for approximately 28 months and consist of the period from ALSCO’s acquisition by SunCapital Partners, Inc. from Owens Corning on May 23, 2003 through December 31, 2003, the year ended December 31, 2004 and the nine months ended September 30, 2005. As a result of not being able to timely file with the SEC the required historical audited financial statements of ALSCO, we are not in technical compliance with the requirements of the Securities Exchange Act of 1934. Such noncompliance will prevent us from registering debt or equity securities with the SEC until ALSCO’s results are included in our audited consolidated financial statements for a sufficient period of time.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Attached as Exhibit 99.1 hereto are audited consolidated financial statements of ALSCO Holdings, Inc. as of September 30, 2005, December 31, 2004 and 2003 and for the nine months ended September 30, 2005, the year ended December 31, 2004, and the period from inception through December 31, 2003, and unaudited consolidated financial statements of ALSCO Holdings, Inc. for the three months ended September 30, 2005 and for the three and nine months ended September 30, 2004.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2005

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2005

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(c) Exhibits

23.1 Consent of Grant Thornton LLP

99.1  Consolidated financial statements of ALSCO Holdings, Inc. as of September 30, 2005, December 31, 2004 and 2003 and for the nine months ended September 30, 2005, the year ended December 31, 2004, and the period from inception through December 31, 2003 with report of Independent Certified Public Accountants, and unaudited consolidated financial statements of ALSCO Holdings, Inc. for the three months ended September 30, 2005 and for the three and nine months ended September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to its Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: December 19, 2005	/s/ Michael D. Friday
	Name:	Michael D. Friday
	Title:	Executive Vice President and Chief Financial Officer

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 are presented to give effect to the October 2005 acquisition of ALSCO Holdings, Inc. (“ALSCO”) by Aleris International, Inc. (“Aleris”) and the December 2004 merger of Aleris and Commonwealth Industries, Inc. (“Commonwealth”) and to reflect the combination of the consolidated historical financial data of Aleris, Commonwealth and ALSCO.

The following unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Aleris, Commonwealth and ALSCO. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	Aleris’s historical audited consolidated financial statements as of and for the year ended December 31, 2004 and unaudited consolidated financial statements as of and for the nine months ended September 30, 2005, as included in Aleris’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in Aleris’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005;

•	Commonwealth’s historical unaudited consolidated financial statements for the nine months ended September 30, 2004, as included in Commonwealth’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004; and

•	ALSCO’s historical audited consolidated financial statements as of and for the year ended December 31, 2004 and as of and for the nine months ended December 31, 2005, both included in this current report.

The unaudited pro forma condensed combined balance sheet is derived from the historical unaudited consolidated balance sheets of Aleris and ALSCO as of September 30, 2005 and is presented as if the acquisition had occurred on September 30, 2005. The unaudited pro forma condensed combined statements of operations was derived from the historical consolidated statements of operations of Aleris, Commonwealth and ALSCO assuming the merger with Commonwealth and the acquisition of ALSCO had occurred on January 1, 2004. The pro forma adjustments reflect the preliminary adjustments to state the acquired assets and liabilities of ALSCO at their estimated fair values. The actual adjustments that will result from the acquisition will be based on further evaluations and may differ from the adjustments reflected herein. The unaudited pro forma condensed combined financial statements also reflect the financing transactions related to the merger with Commonwealth and the acquisition of ALSCO as if they had occurred on January 1, 2004 for results of operations data, and on September 30, 2005 for balance sheet data.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the merger with Commonwealth or the acquisition of ALSCO had been consummated at the beginning of the periods or the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The unaudited pro forma condensed combined financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential cost savings or one-time charges which may result from the merger with Commonwealth (except to the extent they have been incurred or realized) or the acquisition of ALSCO or the result of final valuations of certain acquired tangible and intangible assets and liabilities of ALSCO.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2005

(In thousands)

	Aleris Historical	ALSCO Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$64,444	$486	$(44,438	)(A)	$20,492
Accounts receivable, net	260,362	39,880	(119	)(B)	300,123

Inventories	251,680	42,903	2,500	(C)	297,083
Deferred income taxes	5,347	1,341	(1,341	)(H)	5,347
Prepaid expenses	6,491	862	—		7,353
Derivative financial instruments	42,856	—	—		42,856
Other current assets	3,949	431	—		4,380

Total Current Assets	635,129	85,903	(43,398)		677,634
Property and equipment, net	427,095	20,266	26,750	(G)	474,111
Goodwill	72,950	—	44,438	(A)	113,204
			100,000	(A)
			(55,608	)(D)
			(931	)(E)
			569	(A)
			(2,500	)(C)
			68	(F)
			(46,690	)(G)
			908	(H)
Restricted cash	6,166	—	—		6,166
Other assets	29,470	383	(270	)(D)	49,466
			(57	)(F)
			19,940	(G)

	$1,170,810	$106,552	$43,219		$1,320,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$161,871	$19,342	$(119	)(B)	$181,094
Accrued liabilities	103,376	11,988	569	(A)	115,933
Revolving line of Credit	—	38,645	(38,645	)(D)	—
Current maturities of long-term debt	8,882	17,658	(17,233	)(D)	9,307

Total Current Liabilities	274,129	87,633	(55,428)		306,334
Long-term debt	364,334	1,341	100,000	(A)	465,675

Deferred income taxes	11,325	433	(433	)(H)	11,325
Accrued pension benefits and other	50,139	1,595	(8	)(F)	51,726
Accrued post retirement benefits	37,675	11,331	19	(F)	49,025
Other long-term liabilities	20,457	3,288	—		23,745
STOCKHOLDERS’ EQUITY
Common stock	3,109	10	(10	)(E)	3,109
Additional paid-in capital	291,820	438	(438	)(E)	291,820
Deferred stock compensation	(4,983)	—	—		(4,983)
Retained earnings	101,096	853	(853	)(E)	101,096
Accumulated other comprehensive income	21,764	(370)	370	(E)	21,764
Treasury stock	(55)	—	—		(55)

Total Stockholders’ Equity	412,751	931	(931)		412,751

	$1,170,810	$106,552	$43,219		$1,320,581

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands)

The unaudited pro forma condensed combined balance sheet reflects the following pro forma adjustments and Aleris’s preliminary purchase price allocation as further described below:

A) To record the excess of the purchase price paid over net assets acquired as follows:

Cash paid	$44,438
Borrowings under senior credit facility	100,000
Estimated acquisition costs	569

Total acquisition consideration	$145,007

Estimated fair value of net assets acquired comprised of the following:
Current assets	$87,062
Property and equipment	47,016
Other assets	19,996
Current liabilities	(31,755)
Long-term debt	(1,341)
Accrued pension and post-retirement benefits	(12,937)
Other long-term liabilities	(3,288)

Estimated fair value of net assets acquired	$104,753
Goodwill	40,254

$145,007

B) To reflect the elimination of outstanding accounts receivables and payables between Aleris and ALSCO.

C) To adjust ALSCO’s inventory to estimated fair value.

D) To reflect the adjustment to write off ALSCO’s debt and related debt issuance costs, as all of ALSCO’s financing arrangements, with the exception of capital lease obligations, were terminated as required by the acquisition agreement.

E) To eliminate ALSCO’s historical stockholders’ equity.

F) To reflect the adjustment to ALSCO’s liabilities for pension and other postretirement benefits to their estimated fair value and eliminate ALSCO’s intangible pension asset.

G) To adjust the acquired property and equipment and separately identifiable intangible assets of ALSCO to their estimated fair values based on a preliminary independent third party appraisal. The final determination of the fair value of acquired property and equipment and separately identifiable intangible assets is subject to the completion of the third party appraisal and may differ from the amounts shown herein.

H) At September 30, 2005, Aleris had recorded valuation allowances against certain U.S. federal deferred tax assets and U.S. state net operating loss and tax credit carry forwards. As a result, the pro forma adjustments reflect a full valuation allowance against the historical net deferred tax assets of ALSCO. The final determination of the fair value of acquired deferred tax assets and liabilities as well as the extent of any required valuation allowance against the acquired deferred tax assets is subject to the completion of the purchase price allocation. The reversal of any valuation allowances established through purchase accounting would result in additional goodwill.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(In thousands, except per share data)

	Aleris Historical	ALSCO Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,803,507	$218,958	$(1,251	)(A)	$2,021,214
Cost of sales	1,610,688	195,302	(1,251 2,679	)(A) (K)	1,807,418

Gross profit	192,819	23,656	(2,679)		213,796

Selling, general and administrative expense	64,880	9,638	(1,304 834	)(B) (K)	74,048
Restructuring and other charges	4,821	—	—		4,821
Interest expense	30,053	3,872	2,691	(C)	36,616

Unrealized losses on derivative financial instruments	10,389	—	—		10,389
Other (income) expense, net	(1,250)	5	—		(1,245)
Equity in net loss of affiliates	295	—	—		295

Earnings (loss) from continuing operations before provision for income taxes and minority interests	83,631	10,141	(4,900)		88,872
Provision for income taxes	3,806	3,810	(3,810	)(D)	3,806

Earnings (loss) from continuing operations before minority interests	79,825	6,331	(1,090)		85,066
Minority interests, net of provision for income taxes	298	—	—		298

Earnings (loss) from continuing operations	$79,527	$6,331	$(1,090)		$84,768

Net earnings (loss) per share:
Basic net earnings (loss) per share:
Earnings (loss) from continuing operations	$2.62				$2.79
Diluted net earnings (loss) per share:
Earnings (loss) from continuing operations	$2.55				$2.72
Weighted average shares outstanding:
Basic	30,367				30,367
Diluted	31,151				31,151

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

ALERIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except per share data)

	Aleris Historical	Commonwealth Historical *	ALSCO Historical	PRO FORMA ADJUSTMENTS
				CII Merger Transaction		ALSCO Acquisition Transactions		Pro Forma Combined
Revenues	$1,226,597	$1,044,720	$266,246	$(26,616	)(A)	$(8,367	)(A)	$2,502,580
Cost of sales	1,152,869	985,430	240,263	(26,616 6,216 (22,040	)(A) (J) )(G)	(8,367 4,109	)(A) (K)	2,331,864

Gross profit	73,728	59,290	25,983	15,824		(4,109)		170,716
Selling, general and administrative expense	54,507	37,668	10,660	—		(980 1,111	)(B) (K)	102,966
Interest expense	28,790	14,918	2,854	740	(H)	5,896	(C)	53,198

Restructuring and merger related charges	10,754	22,987	—	—		—		33,741
Unrealized gains on derivative financial instruments	(4,235)	(767)	—	—		—		(5,002)
Other (income) expense, net	(216)	(1,645)	248	—				(1,613)
Equity in net earnings of affiliates	267	—	—	—		—		267

Earnings (loss) from continuing operations before provision for (benefit from) income taxes and minority interests	(16,139)	(13,871)	12,221	15,084		(10,136)		(12,841)
Provision for (benefit from) income taxes	7,484	31	4,645	—	(E)	(4,645	)(F)	7,515

Earnings (loss) from continuing operations before minority interests	(23,623)	(13,902)	7,576	15,084		(5,491)		(20,356)
Minority interests, net of provision for income taxes	214	—	—	—		—		214

Earnings (loss) from continuing operations	$(23,837)	$(13,902)	$7,576	$15,084		$(5,491)		$(20,570)

Net earnings (loss) per share:
Basic net earnings (loss) per share:
Earnings (loss) from continuing operations	$(1.51)	$(0.85)						$(0.72)
Diluted net earnings (loss) per share:
Earnings (loss) from continuing operations	$(1.51)	$(0.85)						$(0.72)
Weighted average shares outstanding (I):
Basic	15,793	16,261						28,384
Diluted	15,793	16,261						28,384

*	Historical Commonwealth amounts are for the eleven months ended November 30, 2004 since the results of Commonwealth are included in the consolidated Aleris results beginning December 1, 2004.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(All dollar amounts, except per share amounts, are in thousands)

The unaudited pro forma condensed combined statements of operations reflect the following pro forma adjustments as further described below:

A) To eliminate revenues and cost of sales between Aleris and ALSCO for the nine months ended September 30, 2005 and Aleris, Commonwealth and ALSCO for the year ended December 31, 2004.

B) To eliminate management fees paid to Sun Capital by ALSCO as these fees will not be incurred by Aleris.

C) To record incremental interest expense associated with the ALSCO acquisition.

D) To eliminate the historical income tax expense of ALSCO for the nine months ended September 30, 2005 as, on a pro forma basis, the income generated by ALSCO, net of the expenses associated with the pro forma adjustments, would not have generated any incremental income tax expense to Aleris due to their net operating losses and related valuation allowance.

E) Substantially all of Commonwealth’s operations are in the United States. For the eleven months ended November 30, 2004, Commonwealth recorded a loss before taxes of $14,308, with income tax expense of $31. For the year ended December 31, 2004, as a result of higher interest expense and restructuring and merger related charges, Aleris reported net operating losses for U.S. federal income tax purposes. Management determined the need at year end 2004 for a valuation allowance against the domestic net deferred tax assets that existed prior to the acquisition of Commonwealth. This determination was based on the fact that we changed from a net deferred tax liability position to a net deferred tax asset position as of the end of 2004, combined with the negative evidence of the 2004 tax losses and cumulative losses in years prior to 2004. Even though we projected future taxable income, management did not believe that this subjective positive evidence was enough to overcome the objective negative evidence of current year tax losses and cumulative losses in years prior to 2004 to conclude that it is more likely than not that our future taxable income will be substantial enough to realize our net domestic deferred tax assets at December 31, 2004. The acquisition of Commonwealth resulted in $21,300 of additional net deferred tax assets. We have recorded a full valuation allowance against these net deferred tax assets through purchase accounting, again due to Commonwealth’s historical cumulative losses in years prior to the acquisition.

No additional tax effect related to the pro forma adjustments associated with the Commonwealth merger has been reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2004 as a full valuation allowance has been established for the net deferred tax asset position of the Company.

F) As discussed in E) above, during 2004, Aleris generated net operating losses for U.S. federal income tax purposes and provided a valuation allowance against those deferred tax assets. On a pro forma basis, the income generated by ALSCO during 2004, net of the expenses associated with the pro forma adjustments, would have partially offset the operating losses generated by Aleris, eliminating the related deferred tax assets. As a result, the valuation allowance associated with those deferred tax assets would also be reversed. The reversal of the valuation allowance would offset the historical income tax expense recorded by ALSCO. The elimination of ALSCO’s historical income tax expense is reflected as a pro forma adjustment.

G) To reflect the impact of conforming Commonwealth’s method of accounting for inventory with Aleris’ method. Commonwealth had applied the LIFO method to value its inventories while Aleris has applied the average cost and specific identification methods.

H) To record incremental interest expense for the Commonwealth merger.

I) Pro forma combined basic and diluted shares include adjustments to reflect the impact of the exchange ratio of 0.815 of a share of Aleris common stock for each share of outstanding Commonwealth common stock and the outstanding Commonwealth stock options assumed by Aleris in connection with the merger transaction.

J) To reflect the incremental depreciation expense on the write-up of Commonwealth’s property and equipment based upon appraised values and useful lives.

K) To reflect estimated incremental depreciation and amortization expense on the write-up of ALSCO’s property and equipment and certain intangible assets based on preliminary appraised values and useful lives.

In November 2005, Aleris announced the closure of its rolled products facility located in Carson, California as the first phase of the plan to integrate ALSCO. The closure will result in estimated restructuring charges related to asset impairments, employee termination benefits and other costs ranging from $22,000 to $25,000 in the fourth quarter of 2005 and $3,000 to $5,000 in 2006. Aleris will also record an estimated $2,500 of additional non-cash cost of sales during the fourth quarter of 2005 as a result of the write-up of ALSCO’s inventory to fair value. These charges have not been included in the pro forma condensed combined statements of operations.